Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182097

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated June 26, 2012)

1,600,000 Shares

Common Stock

$         per share

SPS Commerce, Inc. is selling 1,600,000 shares of our common stock. We have granted the underwriters a 30-day option to purchase up to an additional 240,000 shares to cover over-allotments, if any.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “SPSC.” On August 31, 2012, the closing price of our common stock was $34.95 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

Delivery of the securities offered hereby is expected to be made on or about                     , 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Stifel Nicolaus Weisel

William Blair	JMP Securities	Needham & Company

Canaccord Genuity

Craig-Hallum Capital Group

Northland Capital Markets

The date of this Prospectus Supplement is                     , 2012.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus we may provide you. None of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you constitutes, or may be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information in this prospectus supplement speaks only as of the date of this prospectus supplement unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

SPS Commerce®, SPSCommerce.net, the SPS Commerce logo, Retail Universe and other trademarks or service marks of SPS Commerce appearing in this prospectus supplement and the accompanying prospectus are the property of SPS Commerce.

In this prospectus supplement and the accompanying prospectus, “company,” “we,” “our,” and “us” refer to SPS Commerce, Inc. and its subsidiaries, except where the context otherwise requires.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more information, some of which may not apply to this offering.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities under the heading “Risk Factors.” This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.”

S-i

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary together with the more detailed information concerning our company, the common stock being sold in this offering, and our financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, you should read the rest of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in our common stock. Read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks described under “Risk Factors.”

SPS Commerce, Inc.

We are a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We provide our solutions through SPSCommerce.net, a hosted software suite that uses pre-built integrations to enable our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements. Once connected to our platform, our customers often require integrations to new organizations that allow us to expand our platform and generate additional revenues.

We deliver our solutions to our customers over the Internet using a Software-as-a-Service model. Our delivery model enables us to offer greater functionality, integration and reliability with less cost and risk than traditional solutions. Our platform features pre-built integrations with 3,000 order management models and over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. Our delivery model leverages our existing integrations across current and new customers. As a result, each integration that we add to SPSCommerce.net makes our platform more appealing to potential customers by increasing the number of pre-built integrations we offer.

A more detailed description of our business is contained in our most recent Annual Report on Form 10-K, which we have incorporated by reference into this prospectus supplement.

Our principal executive offices are located at 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, and our telephone number is (612) 435-9400. Our website address is www.spscommerce.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Recent Developments

On August 6, 2012, we entered into an asset purchase agreement with Edifice Information Management Systems, Inc., known as Edifice, and the parties completed the asset purchase on August 7, 2012. Under the asset purchase agreement, we purchased and acquired from Edifice substantially all of the assets used in Edifice’s business. We paid Edifice $26.3 million in cash, issued 347,852 shares of our common stock to Edifice and assumed certain liabilities of Edifice. The acquisition expands our point-of-sale (POS) analytic offerings that enhance collaboration among retailers and suppliers to improve efficiency, reduce inventory costs and boost sales.

Financial Update

Our revenue was $17.8 million in the second quarter of 2012, compared to $13.9 million in the second quarter of 2011, reflecting 28% growth in total revenue from the second quarter 2011. Recurring revenue, which is our revenue from fixed monthly subscription and transaction-based fees, grew 30% in the second quarter of 2012 compared to the second quarter of 2011. Our net income in the second quarter of 2012 was $426,000 or $0.03 per diluted share, compared to net loss of $(109,000) or $(0.01) per diluted share, in the second quarter of 2011. Non-GAAP income per diluted share was $0.11 in the second quarter of 2012, compared to non-GAAP income per diluted share of $0.04 in the second quarter of 2011. Adjusted EBITDA for the second quarter of 2012 was $2.3 million, compared to $1.0 million for the second quarter of 2011.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, interest income and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. We use Adjusted EBITDA as a measure of operating performance because it assists us in comparing performance on a consistent basis, as it removes from operating results the impact of our capital structure. We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company’s capital structure and the method by which assets were acquired. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended June 30,
	2012	2011
	(unaudited; in thousands)
Net income (loss)	$426	$(109)
Depreciation and amortization of property and equipment	652	473
Amortization of intangible assets	260	123
Interest expense	—	—
Interest income	(13)	(26)
Income tax expense	300	78

EBITDA	1,625	539
Stock-based compensation expense	715	487

Adjusted EBITDA	$2,340	$1,026

Non-GAAP income per share consists of net income (loss) plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. We believe non-GAAP income per share is useful to an investor because it is widely used to measure a company’s operating performance. The following table provides a reconciliation of net income (loss) to non-GAAP income per share:

	Three Months Ended June 30,
	2012	2011
	(unaudited; in thousands, except per share amounts)
Net income (loss)	$426	$(109)
Stock-based compensation expense	715	487
Amortization of intangible assets	260	123

Non-GAAP income	$1,401	$501

Shares used to compute non-GAAP income per share
Basic	12,284	11,919
Diluted	13,026	12,620

Non-GAAP income per share
Basic	$0.11	$0.04
Diluted	$0.11	$0.04

THE OFFERING

Common stock offered by us	1,600,000 shares.

Common stock to be outstanding after this offering	14,384,122 shares.

Over-allotment option	240,000 shares.

Use of proceeds	We intend to use the net proceeds from this offering to repay outstanding indebtedness under our line of credit and for working capital and general corporate purposes, including potential acquisitions. See the section titled “Use of Proceeds” beginning on page S-7 of this prospectus supplement

Nasdaq Global Market symbol	SPSC.

The above information is based upon 12,784,122 shares outstanding as of August 31, 2012. This information does not include (a) 1,592,163 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $11.59 per share, (b) 74,560 shares of common stock issuable pursuant to our restricted stock unit awards or (c) 1,093,579 shares of common stock reserved for future grants under our 2010 Equity Incentive Plan, subject to increase on an annual basis and subject to increase for shares subject to awards under our prior equity plans that expire unexercised or otherwise do not result in the issuance of shares. This information does include 5,275 shares of common stock issued pursuant to our restricted stock awards.

Except as otherwise indicated, information in this prospectus assumes no exercise of the underwriters’ overallotment option to purchase up to 240,000 additional shares of our common stock.

RISK FACTORS

You should carefully consider the risks described below and the risks and uncertainties under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement, and under similar headings in our subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in any free writing prospectus we may provide you and in the other documents incorporated by reference in this prospectus supplement, before making an investment decision. The risks described below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our stock price may be volatile, and the market price of our common stock after this offering may drop below the price you pay.

Shares of our common stock were sold in our April 2010 initial public offering at a price of $12.00 per share, and, as of August 31, 2012, our common stock has subsequently traded as high as $35.20 and as low as $8.45. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	fluctuations in our recorded revenue, even during periods of significant sales order activity;
•	changes in estimates of our financial results or recommendations by securities analysts;
•	failure of any of our solutions to achieve or maintain market acceptance;
•	changes in market valuations of similar companies;
•	success of competitive products or services;
•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	announcements by us or our competitors of significant solutions, contracts, acquisitions or strategic alliances;
•	failure to successfully manage any acquisitions;
•	regulatory developments in the United States, foreign countries or both;
•	litigation involving our company, our general industry or both;
•	additions or departures of key personnel;
•	investors’ general perception of us; and
•	changes in general economic, industry and market conditions.

In addition, if the market for software stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Low trading volume of our common stock may adversely affect the price of our shares.

Our common stock has experienced limited trading volume since our initial public offering closed in April 2010. There can be no assurance the volume of trading in our common stock will increase after this offering or that a liquid market for our common stock will develop or be sustained. Limited trading volume subjects our common stock to greater price volatility and may make it difficult for you to sell your shares at a price that is attractive to you.

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. The 347,852 unregistered shares of our common stock issued to Edifice in connection with the asset purchase completed on August 7, 2012, will become eligible for sale in the public markets in accordance with the Securities Act of 1933. As of August 31, 2012, we had 1,093,579 shares of our common stock collectively issuable under our 2010 Equity Incentive Plan and our 2001 Stock Option Plan, all of which are covered by effective registration statements.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. These provisions:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as our board may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed by resolution of the board of directors;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•	do not provide for cumulative voting rights.

In addition, Section 203 of the Delaware General Corporation Law generally limits our ability to engage in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

We do not intend to declare dividends on our stock in the foreseeable future.

We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, and any free writing prospectus that we may provide contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, or in any free writing prospectus we may provide you. These factors include:

•	less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry;
•	lack of acceptance of new solutions we offer;
•	an inability to continue increasing our number of customers or the revenues we derive from our recurring revenue customers;
•	continued economic weakness and constrained retail sales;
•	an inability to effectively develop new solutions that compete effectively with the solutions our current and future competitors offer;
•	risk of increased regulation of the Internet;
•

an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses, including our recent acquisition of Edifice;

•	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance or repairs, upgrades or capital asset additions;
•	an inability to effectively manage our growth;
•	lack of capital available on acceptable terms to finance our continued growth;
•

risks of conducting international commerce, including foreign currency exchange rate fluctuations, changes in government policies or regulations, longer payment cycles, trade restrictions, economic or political instability in foreign countries where we may increase our business and reduced protection of our intellectual property;

•	an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop our solutions; and
•	the other risk factors discussed in documents filed by us with the SEC, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

We cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, or in any free writing prospectus, will prove to be accurate. Prospective investors therefore are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, and any free writing prospectus completely. Other than as required by law, we undertake no obligation to update or revise any forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Based upon an offering price of $34.95 per share, our closing stock price on August 31, 2012, we estimate that the net proceeds we will receive from this offering will be approximately $52.4 million, or approximately $60.2 million if the underwriters exercise their over-allotment option in full, in each case after deducting underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering to repay all outstanding indebtedness under our line of credit with JPMorgan Chase Bank, N.A. and for working capital and general corporate purposes, including potential acquisitions.

As of August 31, 2012, we had $11 million in outstanding indebtedness under our line of credit with JPMorgan Chase Bank, N.A. This line of credit is a $20 million revolving credit facility that we may draw upon from time to time, subject to certain terms and conditions, and will mature on September 30, 2016. Interest on amounts borrowed under the credit facility is based on (i) an Adjusted LIBO Rate (as defined in the revolving credit agreement) plus an applicable margin of 175 to 225 basis points based on our net working capital, or (ii) JPMorgan’s prime rate (provided it is not less than the Adjusted One Month LIBO Rate (as defined in the revolving credit agreement)) plus an applicable margin of -25 to 25 basis points based on our net working capital. Interest is payable monthly in arrears. As of August 31, 2012, our interest rate for this outstanding indebtedness was approximately 2.24% per annum. Our current indebtedness was incurred at the time of our acquisition of Edifice Information Management Systems, Inc. in August 2012 to provide us with additional short-term working capital.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has traded on the Nasdaq Global Market under the symbol “SPSC” since April 22, 2010. Our initial public offering was priced at $12.00 per share. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Nasdaq Global Market.

	High	Low
Fiscal 2010
Second Quarter (from April 22, 2010)	$14.50	$10.90
Third Quarter	$12.83	$8.45
Fourth Quarter	$15.98	$11.59

Fiscal 2011
First Quarter	$17.30	$13.59
Second Quarter	$18.50	$13.65
Third Quarter	$18.99	$15.48
Fourth Quarter	$27.89	$15.04

Fiscal 2012
First Quarter	$28.10	$22.91
Second Quarter	$30.49	$23.09
Third Quarter (through August 31, 2012)	$35.20	$28.32

On August 31, 2012, the closing price per share of our common stock was $34.95. On August 31, 2012, there were approximately 98 record holders of our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, the underwriters named below have agreed to purchase from us the aggregate number of shares of common stock set forth opposite their respective names below:

Underwriters	Number of Shares
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.
JMP Securities LLC
Needham & Company, LLC
Canaccord Genuity Inc.
Craig-Hallum Capital Group LLC
Northland Securities, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits each underwriter to purchase and pay for all of the shares of common stock listed above next to such underwriter’s name if any are purchased.

The underwriting agreement provides that we will indemnify the underwriters against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities.

Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters, expects to deliver the shares of common stock to purchasers on or about                     , 2012.

Over-Allotment Option

We have granted a 30-day over-allotment option to the underwriters to purchase up to a total of 240,000 additional shares of our common stock from us at the public offering price, less the underwriting discount payable by us, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $ per share of common stock to other dealers specified in a master agreement among underwriters who are members of the National Association of Securities Dealers, Inc. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our common stock is offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us:

Total
	Per share	With Over-Allotment	Without Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the expenses of the offering that are payable by us will be $200,000 (excluding underwriting discounts and commissions).

Indemnification of Underwriters

We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

The underwriters have required all of our directors and officers to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after the date of the final prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to certain transfers, including transfers as a bona fide gift or gifts, transfers by will or intestate succession, or to any trust for the direct or indirect benefit of the director or officer or his or her immediate family, provided that in each case any such recipient agrees to be bound by the terms of the restrictions described above, and transfers in connection with the exercise of any stock options that expire during the period described above, to the extent necessary to fund the exercise price of the stock options and any withholding taxes resulting from such exercise. In addition, the restrictions do not apply to shares of our common stock sold by James J. Frome, our chief operating officer, pursuant to a trading plan established prior to the date of this prospectus supplement pursuant to Rule 10b5-1 of the Exchange Act.

We have agreed that for a period of 90 days after the date of this prospectus, we will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, offer, sell or otherwise dispose of any shares of common stock, except for the shares of common stock offered in this offering, awards to acquire shares of our common stock granted pursuant to our equity incentive plans existing on the date of the underwriting agreement, and shares of common stock issuable in connection with such awards.

The 90-day restricted period in all of the agreements described above is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Stifel, Nicolaus & Company, Incorporated waives the extension in writing.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “SPSC.”

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short sales. Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

The transactions above may occur on the Nasdaq Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) they have not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•

to any legal entity that has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive.

Each purchaser of shares of common stock described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Notice to Prospective Investors in the United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

The distribution of this prospectus in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene FSMA. No person falling outside those categories should treat this prospectus as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus are advised that we, the underwriters and any other person that communicates this prospectus are not, as a result solely of communicating this prospectus, acting for or advising them and are not responsible for providing recipients of this prospectus with the protections which would be given to those who are clients of any aforementioned entities that is subject to the Financial Services Authority Rules.

Notice to Prospective Investors in France

The prospectus (including any amendment, supplement or replacement thereto) has not been approved either by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no security has been offered or sold and will be offered or sold, directly or indirectly, to the public in France within the meaning of Article L. 411-1 of the French Code Monétaire et Financier except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus or any other materials related to the offer or information contained therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Notice to the Residents of Germany

This document has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht—BaFin) nor any other German authority has been notified of the intention to distribute the securities in Germany. Consequently, the securities may not be distributed in Germany by way of public offering, public advertisement or in any similar manner AND THIS DOCUMENT AND ANY OTHER DOCUMENT RELATING TO THE OFFERING, AS WELL AS INFORMATION OR STATEMENTS CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN GERMANY OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OF THE SECURITIES TO THE PUBLIC IN GERMANY OR ANY OTHER MEANS OF PUBLIC MARKETING. The securities are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act. This document is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Notice to Prospective Investors in Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

LEGAL MATTERS

The validity of shares of common stock has been passed upon for us by Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901. The underwriters have been represented in connection with this offering by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of SPS Commerce, Inc. and subsidiaries as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, Independent Registered Public Accounting Firm, upon the authority of such firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Edifice Information Management Systems, Inc. and subsidiaries as of December 31, 2010 and 2011 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, Independent Certified Public Accountants upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, as amended, and file reports, proxy and information statements and other information with the SEC. Information filed with the SEC by us may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers such as us who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus supplement supersedes information that we have filed with the SEC prior to the date of this prospectus supplement, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus supplement. We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 9, 2012;
•	Current Report on Form 8-K under Item 5.02 filed with the SEC on February 8, 2012;
•	Current Report on Form 8-K filed with the SEC on February 17, 2012;
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 8, 2012;
•	Current Report on Form 8-K filed with the SEC on May 25, 2012;
•	Current Report on Form 8-K filed with the SEC on June 1, 2012;
•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on August 6, 2012;
•	Current Reports on Form 8-K, each filed with the SEC on August 7, 2012;
•

the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or reports filed for the purpose of updating the description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering (except for information furnished and not filed with the SEC in a Current Report on Form 8-K).

The documents incorporated by reference (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402; telephone (612) 435-9400.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Stock Purchase Contracts

Securities Warrants

Rights

Units

By this prospectus, we may from time to time offer common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units in one or more offerings and in amounts, at prices and on terms that we will determine at the time of such offerings. We will provide specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. You should read this prospectus, each applicable prospectus supplement and the information incorporated by reference in this prospectus and each applicable prospectus supplement carefully before you invest.

We may offer the securities covered by this prospectus through one or more of the methods described under the caption “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale of any securities with respect to which this prospectus is being delivered will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “SPSC.” On June 12, 2012, the closing price of our common stock was $27.05 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2012.

You should rely only on the information contained in this prospectus, including the information we are incorporating by reference, and in any prospectus supplement or free writing prospectus we may provide you. We have not authorized any other person to provide you with information different from that contained in this prospectus or in any prospectus supplement or free writing prospectus we may provide you. The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our securities.

SPS Commerce®, SPSCommerce.net, the SPS Commerce logo, Retail Universe and other trademarks or service marks of SPS Commerce appearing in this prospectus, in any prospectus supplement or in any document incorporated by reference are the property of SPS Commerce.

In this prospectus, company, we, our, and us refer to SPS Commerce, Inc. and its subsidiaries, except where the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. We also may prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus we authorize, unless the context otherwise requires.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Incorporation of Certain Documents By Reference” before deciding whether to invest in any of the securities being offered. You should rely only on the information provided in this prospectus, any prospectus supplement or any free writing prospectus we authorize, including the information incorporated herein or therein by reference. We have not authorized anyone to provide you with different information.

The distribution of this prospectus, any prospectus supplement and any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. If you obtain possession of this prospectus, any prospectus supplement or any free writing prospectus, you should inform yourself about and observe any restrictions under applicable laws. This prospectus, any prospectus supplement and any free writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information incorporated by reference in this prospectus, and the information in or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize before making an investment decision.

SPS Commerce, Inc.

We are a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We provide our solutions through SPSCommerce.net, a hosted software suite that improves the way suppliers, retailers, distributors and other customers manage and fulfill orders. Implementing and maintaining supply chain management software is resource intensive and not a core competency for most businesses. SPSCommerce.net uses pre-built integrations to eliminate the need for on-premise software and support staff, which enables our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements.

We deliver our solutions to our customers over the Internet using a Software-as-a-Service model. This model enables our customers to easily interact with their trading partners around the world without the local implementation and servicing of software that traditional on-premise solutions require. Our delivery model also enables us to offer greater functionality, integration and reliability with less cost and risk than traditional solutions.

A more detailed description of our business is contained in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus.

Our principal executive offices are located at 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, and our telephone number is (612) 435-9400. Our website address is www.spscommerce.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock, which may be convertible into shares of our common stock or preferred stock;

•	warrants to purchase any of the securities listed above;

•	stock purchase contracts for any of the securities listed above on the terms to be determined at the time of sale;

•	rights to purchase our common stock; or

•	units consisting of common stock, preferred stock, warrants, stock purchase contracts, rights or any combination thereof.

In this prospectus, we refer to the common stock, preferred stock, warrants, stock purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may sell using this prospectus will not exceed $100,000,000. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, including the information we are incorporating by reference, and in any accompanying prospectus supplement or free writing prospectus we may provide you. These factors include:

•	less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry;

•	lack of acceptance of new solutions we offer;

•	an inability to continue increasing our number of customers or the revenues we derive from our recurring revenue customers;

•	continued economic weakness and constrained retail sales;

•	an inability to effectively develop new solutions that compete effectively with the solutions our current and future competitors offer;

•	risk of increased regulation of the Internet;

•	an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses;

•	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance or repairs, upgrades or capital asset additions;

•	an inability to effectively manage our growth;

•	lack of capital available at acceptable terms to finance our continued growth;

•

risks of conducting international commerce, including foreign currency exchange rate fluctuations, changes in government policies or regulations, longer payment cycles, trade restrictions, economic or political instability in foreign countries where we may increase our business and reduced protection of our intellectual property;

•	an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop our solutions; and

•	the other risk factors discussed in documents filed by us with the SEC, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

We cannot assure you that the forward-looking statements in this prospectus, including the information we are incorporating by reference, or in any accompanying prospectus supplement or free writing prospectus, will prove to be accurate. Prospective investors therefore are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus completely. Other than as required by law, we undertake no obligation to update or revise any forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will have significant discretion in the use of any net proceeds.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. This description is only a summary. Our certificate of incorporation and our bylaws have been included in filings we have made with the SEC that are incorporated by reference in this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

Common Stock

Voting

Except as otherwise required by Delaware law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. It is our present intention not to pay dividends on our common stock for the foreseeable future. Our board of directors may, at its discretion, modify or repeal our dividend policy. Future dividends, if any, with respect to shares of our common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors deems relevant.

Liquidation and Preemptive Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock have no preemptive or other subscription rights.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Among other things, our certificate of incorporation or bylaws:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed by resolution of the board of directors;

•

provide that, subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the board of directors otherwise determines, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders may not act by written consent in lieu of a meeting;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of the corporation from time to time. Section 145(g) of the Delaware General Corporation Law and our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We maintain a directors’ and officers’ liability insurance policy.

We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

DESCRIPTION OF PREFERRED STOCK

Our charter provides that we may issue up to 5,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. As of June 13, 2012, we had no shares of preferred stock issued and outstanding. Our board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the stockholders:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the number of shares of each series;

•	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series; and

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement and in any documents incorporated by reference. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement and any documents incorporated by reference.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. Any material U.S. federal income tax consequences and other special considerations with respect to any stock purchase contracts offered under this prospectus will also be described in the applicable prospectus supplement and any documents incorporated by reference.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, which we refer to as “securities warrants.” Securities warrants may be issued alone or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement and any documents incorporated by reference. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement and any documents incorporated by reference will describe the terms of those securities warrants, including the following where applicable:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the offering price;

•

the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•

the designation and terms of any series of preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each share of preferred stock or share of common stock;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or preferred stock;

•

the number of shares of preferred stock or common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities for which the securities warrants are exercisable may be adjusted;

•	any material United States federal income tax consequences; and

•	any other material terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

A holder of securities warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within time period specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if the necessary holders of securities warrants specified in the applicable securities warrant agreement consent to the modification or amendment.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any material United States federal income tax consequences.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities under this prospectus. Units may be offered independently or together with common stock, preferred stock, rights and/or warrants offered by any prospectus supplement and incorporated documents, and may be attached to or separate from those securities. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus and the documents incorporated by reference therein, including the complete unit agreements that contain the terms of the units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, stock purchase contracts, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Stock Purchase Contracts,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, stock purchase contract, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Global Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq Global Market. We may elect to list any series of preferred stock, stock purchase contracts, warrants, rights or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.

EXPERTS

The audited consolidated financial statements of SPS Commerce, Inc. as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting of SPS Commerce, Inc. as of December 31, 2011, which are incorporated by reference in this prospectus and registration statement, have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy and information statements and other information with the SEC. Information filed with the SEC by us may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers such as us who file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Current Reports on Form 8-K filed with the SEC on February 8, 2012 (filing pursuant to Item 5.02), February 17, 2012, May 25, 2012 and June 1, 2012;

•	Quarterly Report on Form 10-Q filed with the SEC on May 8, 2012;

•

the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or reports filed for the purpose of updating the description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information furnished and not filed with the SEC in a Current Report on Form 8-K).

The documents incorporated by reference (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to the office of our Corporate Secretary at SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402; telephone (612) 435-9400.

1,600,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

                    , 2012

Stifel Nicolaus Weisel

William Blair	JMP Securities	Needham & Company

Canaccord Genuity

Craig-Hallum Capital Group

Northland Capital Markets

Neither we nor the underwriters have authorized anyone to provide information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.